Exhibit 10.27

EXECUTION VERSION

TENDER AND SUPPORT AGREEMENT

TENDER AND SUPPORT AGREEMENT (this “Agreement”) dated as of August 6, 2020 by and among Ranpak Holdings Corp. (the “Company”) and each of the persons listed on Schedule A hereto (collectively, the “Forward Purchase Warrant Holders,” and each a “Forward Purchase Warrant Holder”).

W I T N E S S E T H:

WHEREAS, as of the date hereof, each Forward Purchase Warrant Holder is the beneficial owner of warrants that were issued pursuant to certain forward purchase agreements in a private placement transaction in connection with the consummation of the Company’s business combination with Rack Holdings Inc. (the “Forward Purchase Warrants”);

WHEREAS, as of the date hereof, 14,537,997 outstanding Public Warrants were (i) sold as part of the units in the initial public offering (the “IPO”) (whether they were purchased in the IPO or thereafter in the open market) or (ii) initially issued to the anchor investors and the BSOF Entities in connection with the IPO that have been transferred to any person other than permitted transferees (as defined in the Registration Statement (as defined below)) (the “Public Warrants”);

WHEREAS, as of the date hereof, 570,744 outstanding Private Placement Warrants were issued pursuant to certain subscription agreements in a private placement transaction in connection with the consummation of the Company’s IPO (the “Private Placement Warrants,” and together with the Forward Purchase Warrants and the Public Warrants, the “Warrants”);

WHEREAS, each Forward Purchase Warrant entitles its holder to purchase one share of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) of the Company, for a purchase price of $11.50, subject to certain adjustments;

WHEREAS, the Company is initiating an exchange offer (the “Exchange Offer”) pursuant to a registration statement on Form S-4 to be filed with the Securities and Exchange Commission, as may be amended and supplemented (the “Registration Statement”), to offer holders of the Forward Purchase Warrants the opportunity to exchange their Warrants for shares of Class A Common Stock, based on an exchange ratio of 0.22 shares of Class A Common Stock per Warrant and subject to other terms and conditions to be disclosed in the Registration Statement, which exchange ratio and other terms and conditions will be the same for the Public Warrants, the Forward Purchase Warrants and the Private Placement Warrants;

WHEREAS, concurrent with the Exchange Offer and as part of the Registration Statement, the Company is initiating a consent solicitation (the “Solicitation”) to solicit the consent of the holders of the Public Warrants and Forward Purchase Warrants (together, the “Consent Warrants”) to amend, effective upon the completion of the Exchange Offer, the terms of the warrant agreement (the “Warrant Agreement”), dated January 17, 2018, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Amendment”), which governs all of the Warrants, to permit the Company to require that each Warrant that is outstanding upon the closing of the Exchange Offer be converted into 0.198 shares of Class A Common Stock, which is a ratio 10% less than the exchange ratio applicable to the Exchange Offer, as more fully described in the Registration Statement; and

WHEREAS, as an inducement to the Company’s willingness to initiate the Exchange Offer and the Solicitation, each Forward Purchase Warrant Holder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1.01. Agreement to Tender. Each Forward Purchase Warrant Holder shall validly tender or cause to be tendered to the Company all Forward Purchase Warrants beneficially owned by such Forward Purchase Warrant Holder as of the date hereof, free and clear of all liens, pursuant to and in accordance with the terms of the Exchange Offer as described in the Registration Statement no later than the scheduled or extended expiration time of the Exchange Offer at a ratio of 0.22 shares of Class A Common Stock per Forward Purchase Warrant. Notwithstanding anything to the contrary in the Registration Statement, after a Forward Purchase Warrant Holder validly tenders his, her or its Forward Purchase Warrants to the Company in accordance with the terms of the Registration Statement, such Forward Purchase Warrant Holder shall not withdraw or cause to be withdrawn the tender of any of such Forward Purchase Warrants from the Exchange Offer, unless this Agreement is terminated pursuant to Section 1.07 hereof. For the avoidance of doubt, nothing in this Agreement shall restrict the Forward Purchase Warrant Holders from acquiring additional Warrants subsequent to the date hereof and such additional Warrants shall not be subject to the terms of this Agreement.

Section 1.02. Agreement to Consent. Each Forward Purchase Warrant Holder shall deliver to the Company its timely consent with respect to the Solicitation with respect to all of such Forward Purchase Warrant Holder’s Forward Purchase Warrants in accordance with the terms and conditions of the Solicitation as described in the Registration Statement, and such Forward Purchase Warrant Holder shall not withdraw or cause to be withdrawn any such consent; provided, however that such consent may be withdrawn if this Agreement is terminated pursuant to Section 1.07 hereof.

Section 1.03. Ownership of Forward Purchase Warrants. Each Forward Purchase Warrant Holder represents and warrants to the Company, as of the date hereof and as of the date of tender of such Forward Purchase Warrant Holder’s Forward Purchase Warrants in accordance with this Agreement, that such Forward Purchase Warrant Holder is the sole beneficial owner of the number of Forward Purchase Warrants set forth opposite such Forward Purchase Warrant Holder’s name on Schedule A, and has good and marketable title to such Forward Purchase Warrants free and clear of any liens, options, rights, or any other encumbrances, limitations or restrictions whatsoever (other than liens imposed under typical prime brokerage agreements and those restrictions imposed by applicable securities laws, this Agreement and the Warrant Agreement). Each Forward Purchase Warrant Holder shall not transfer any Forward Purchase Warrants to any person (other than the Company in connection with the Exchange Offer) unless such person acquiring such Forward Purchase Warrants signs a joinder to this Agreement agreeing to be bound by all terms and conditions of this Agreement.

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Section 1.04. Company Covenants. The Company agrees that it shall take all steps reasonably necessary or desirable to commence the Exchange Offer and Solicitation as soon as practicable consistent with this Agreement, and agrees to take all steps necessary to update the Registration Statement as required by applicable laws and regulation, and that the Registration Statement, when declared effective, will comply with all applicable Securities and Exchange Commission requirements.

Section 1.05. Conditions to Tender and Consent. Notwithstanding anything herein to the contrary, each Forward Purchase Warrant Holder may make its tender and consent conditioned on there being no amendment to the terms of the Exchange Offer as described in the Registration Statement that is materially adverse to such Forward Purchase Warrant Holder.

Section 1.06. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 1.07. Termination. This Agreement shall terminate as to all Forward Purchase Warrant Holders (a) upon written notice to all the Forward Purchase Warrant Holders by the Company, or upon the earlier of (i) the date the Company’s board of directors or a committee thereof determines to no longer pursue the Exchange Offer and the Solicitation, and (ii) September 30, 2020; or (b) if the Company fails to commence the Exchange Offer and Solicitation within 3 business days of the date hereof.

Section 1.08. U.S. Federal Income Tax Treatment. The exchange of Warrants for shares of Class A Common Stock pursuant to the Exchange Offer is intended to qualify as a reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended, and the parties shall not take any position inconsistent therewith unless otherwise required by applicable law.

Section 1.09. Forward Purchase Warrant Holder Obligations Several and Not Joint. Each Forward Purchase Warrant Holder is acting independently of each other Forward Purchase Warrant Holder in respect of this Agreement and no Forward Purchase Warrant Holder is acting in partnership or cooperation with any other Forward Purchase Warrant Holder in respect of this Agreement. The obligations of each Forward Purchase Warrant Holder hereunder shall be several and not joint, and no Forward Purchase Warrant Holder shall be liable for any breach of the terms of this Agreement by any other Forward Purchase Warrant Holder.

Section 1.10. Governing Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Section 1.11. Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

RANPAK HOLDINGS CORP.

By:	/s/ William Drew
	Name:	William Drew
	Title:	Interim Chief Financial Officer

[Signature Page – Ranpak Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

OMAR ASALI

By:	/s/ Omar Asali
	Name:	Omar Asali

[Signature Page – Ranpak Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

PERSHING LLC CUST FBO OMAR ASALI – IRA ROLLOVER ACCOUNT

By:	/s/ Omar Asali
	Name:	Omar Asali
	Title:	Authorized Signatory

[Signature Page – Ranpak Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

WILLIAM DREW

By:	/s/ William Drew
	Name:	William Drew

[Signature Page – Ranpak Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

SALIL SESHADRI

By:	/s/ Salil Seshadri
	Name:	Salil Seshadri

[Signature Page – Ranpak Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

SFT (DELAWARE) MANAGEMENT LLC

By:	/s/ Jeremy Ravinowitz
	Name:	Jeremy Rabinowitz
	Title:	Manager

[Signature Page – Ranpak Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

VIVOLI HOLDINGS, LLC

By:	/s/ Omar Asali
	Name:	Omar Asali
	Title:	Authorized Signatory

[Signature Page – Ranpak Tender and Support Agreement]

Schedule A

Name of Forward Purchase Warrant Holder	Number of Forward Purchase Warrants
Omar Asali	145,758
Pershing LLC CUST FBO Omar Asali – IRA Rollover Account	4,683
William Drew	7,092
Salil Seshadri	66,667
SFT (Delaware) Management LLC	443,262
Vivoli Holdings, LLC	201,243

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